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                                                                     Exhibit 5.1

                   [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]


                                 March 1, 2000



Moldflow Corporation
91 Hartwell Avenue
Lexington, Massachusetts 02421

Ladies and Gentlemen:

         Re: REGISTRATION STATEMENT ON FORM S-1

         This opinion is delivered in our capacity as special counsel to Moldflow Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to 3,450,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"), including 3,000,000 primary shares to be sold by the Company (the "Primary Shares"), and 181,656 shares to be sold by the Company (the "Company Option Shares" and together with the Primary Shares, the "Company Shares") and 268,344 shares to be sold by certain stockholders of the Company (the "Stockholder Option Shares") which the underwriters have an option to purchase solely for the purpose of covering over-allotments. The Registered Shares are to be sold to the several underwriters (the "Underwriters") of which Adams, Harkness & Hill, Inc. and A.G. Edwards & Sons, Inc. are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

         As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Second Amended and Restated Certificate of Incorporation and the Company's Amended and Restated By-laws, each as will be in effect at the time of the issuance of the Registered Shares, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that (i) the Stockholder Option Shares are duly authorized, legally issued, fully paid and non-assessable by the Company under the Delaware General Corporation Law (the "DGCL") and (ii) when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and the Company Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the DGCL.

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Moldflow Corporation
March 1, 2000
Page 2

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Validity of Common Stock," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ GOODWIN, PROCTER & HOAR  LLP

                                               GOODWIN, PROCTER & HOAR  LLP